                                * EXHIBIT 10.5
                                  ------------







     Agreement dated November 9, 1995, between Borland International, Inc.
                    and Computer Generated Solutions, Inc.







* Confidential Treatment is being requested with respect to portions of this exhibit

        [LETTERHEAD OF COMPUTER GENERATED SOLUTIONS, INC.]


                                   AGREEMENT
                                    -------

        This Agreement is between Borland International, Inc., 100 Borland Way, Scotts Valley, CA 95066 ("Borland"), and Computer Generated Solutions, Inc., 1675 Broadway, New York, NY 10019 ("CGS").

1.      PURPOSE.
        -------

        This Agreement is intended to establish a relationship between Borland and CGS in order for CGS, as an independent contractor, to provide to Borland services relating to delivering technical support to Borland's customers.

2.      CGS SERVICES.
        ------------

        a. Borland hereby appoints CGS as an independent contractor to service Borland's present and future business needs as described in paragraph 1 of this Agreement. Borland retains CGS to provide only those services which are agreed to by the parties in a separate written Attachment to this Agreement which is signed by both parties.

        b. Borland also hereby grants to CGS a limited nonexclusive license to use Borland's trademarks and trade names solely to the extent reasonably necessary for the performance of such services, and in accordance with guidelines for the protection of such marks and names as may be provided by Borland to CGS from time to time.

3.      CGS OBLIGATIONS.
        ---------------

        a. CGS agrees to provide Borland with those services described in any Attachment to this Agreement.

        b. Following the execution of this Agreement, and from time to time within thirty (30) days of Borland's written request, CGS agrees to provide Borland with a business plan with respect to future services of CGS related to this Agreement.

4.      PAYMENT.
        -------

        a. Borland will pay CGS the applicable fees as set forth on any Attachment to this Agreement.

        b. All payments described in any Attachment are due within thirty (30) days after the receipt of CGS's invoice, and any documentation requested by Borland sufficient to substantiate such invoice.

5.      BORLAND OBLIGATIONS.
        -------------------

        a. Borland aqrees to perform such functions as described in any Attachment to this Agreement.

        b. Borland will supply to CGS such documentation for as CGS reasonably needs in order to perform the services agreed to.

        c. As deemed necessary by Borland, Borland will provide training to CGS employees engaged in performance of the services under this Agreement.

6.      BORLAND'S SERVICE NEEDS.
        -----------------------

        Provided Borland has paid all applicable fees as set forth in all Attachments, Borland will be entitled to receive the support and other services described in the Attachments.

7.      PROPRIETARY RIGHTS.
        ------------------

        Borland or its licensors have and will keep title, copyright, trademarks and all other proprietary rights in its products. CGS has no right to use, examine, re-create, sublicense, or transfer the source code for Borland's products, which is Borland's trade secret. CGS agrees not to attempt to reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code from Borland's products or to knowingly allow others to do so during or after the term of the Agreement. Unless agreed to in writing by Borland, CGS agrees not to remove or destroy any proprietary or confidential legends or markings placed upon or contained in Borland's products, or otherwise to modify or alter the products.

8.      LIMITATION OF LIABILITY.
        -----------------------

        In any event, neither Borland nor CGS will be liable to the other or any third party for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and neither party's liability will exceed the applicable fees paid or payable to CGS by Borland.

9.      TERM.
        ----

        a. The term of this Agreement shall be one year and it shall be effective on the date set forth below. The Agreement shall automatically renew for not more than two consecutive one year terms unless thirty (30) days' advance notice is provided by either party. Either party may terminate this Agreement on thirty (30) days' notice if the other party breaches any material term of this Agreement and fails to remedy such breach within such thirty (30) day notice period. Either party may terminate this Agreement in the event the other party becomes involved in any voluntary or involuntary bankruptcy or other insolvency proceedings, ceases to be actively engaged in business, makes an assignment for the benefit of its creditors, or becomes financially incapable of fulfilling its obligations under this Agreement. After the initial one year term, either party may terminate this Agreement on thirty (30) days' notice.

        b. Upon termination, CGS shall destroy or return all originals and copies of Borland's products, including documentation and related materials, and all other reproductions and parts thereof.

10.     CONFIDENTIALITY.
        ---------------

        "Confidential Information" means non-public business, product, financial and technical information which is disclosed in writing and marked as confidential or disclosed in any other manner and later identified in writing as confidential, or disclosed in any other manner and later identified in writing as confidential. Neither party will use or disclose the Confidential Information of the other except as specifically authorized by the other in writing. Each party will protect the Confidential Information of the other by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information as such party uses to protect its own confidential information of a like nature.

11.     GENERAL.
        -------

        a. This is the full and final agreement between Borland and CGS on this subject and supersedes any earlier promises, representations or agreements.

        b. This Agreement may only be changed if Borland's and CGS's authorized representatives do so in writing.

        c. No inconsistent, additional, or preprinted terms on Borland's purchase order or other business form will apply.

        d. Borland and CGS are independent contractors and neither is an agent, partner, franchisee, joint venturer or employee of the other.

        e. Waivers not given in writing may be revoked at any time without liability.

        f. Invalid provisions of this Agreement do not affect the enforceability of others.

        g. Borland is entitled to seek injunctive relief for violations of Borland's copyrights, trade secrets or other proprietary rights.

        h. All notices under this agreement shall be in writing and shall be sent by telecopy, courier, or certified mail return receipt requested, to the attention of the appropriate party, at the address as set forth on the first page of this Agreement and shall be deemed effective upon receipt.

        i. This Agreement will be construed and governed by the substantive laws of the State of California.

        This agreement shall be effective on November 9, 1995.


                                BORLAND INTERNATIONAL, INC.


                                Signed:  /s/ Eric Ornas
                                        -----------------------------
                                Name:  ERIC ORNAS
                                      -------------------------------
                                Title:  Director, Technical Support
                                       ------------------------------



                                COMPUTER GENERATED SOLUTIONS, INC.

                  Reviewed
                     By         Signed:  /s/ Victor Friedman
                   Legal                -----------------------------
                   Dept.        Name:  VICTOR FRIEDMAN
                   /s/                -------------------------------
                                Title:  Executive Vice-President
                                       ------------------------------

                       Attachment A to Agreement between
                    Borland International, Inc. ("Borland")
                and Computer Generated Solutions, Inc. ("CGS")
                          Effective November 9, 1995
                ----------------------------------------------


                    End-User ("Help Desk") Support Services
                    ---------------------------------------


1.      HELP DESK SERVICES.
        ------------------

             a. CGS will provide Borland's customers ("Customers") with technical support for Borland's software products. These services will be provided by CGS employees from Borland's offices located in Scotts Valley, California, during Monday through Friday, for a minimum of forty (40) hours per week between the hours of 6:00 a.m. to 5:00 p.m., Pacific Time.

             b. CGS will initially employ and provide to Borland up to six (6) qualified help desk support analysts whose responsibilities include the day to day technical support of Customers, including answering questions and providing solutions to problems for Borland software products.

             c. To ensure CGS's effective delivery of help desk services, Borland will:

             (1) Assign a designated contact person, prior to the start of the services, to whom all CGS communications may be addressed and who has the authority to act on Borland's behalf for all aspects of the services CGS is performing. The designated contact will:

                  (a) Assist in establishing a transition project plan for the implementation of the services;

                  (b)   Arrange training for CGS employees, if needed; and

                  (c) Provide assistance as needed to the help desk personnel for those instances that require management intervention and action.

             (2) Provide to CGS operational guidelines for the successful implementation of the help desk services.

             (3) Provide to CGS product information and data that may be required for the successful implementation of the help desk services.

             d. Borland may during the term of the Agreement request CGS to provide additional employees for the help desk services, which CGS will on a best efforts basis attempt to provide.

2. Fees.
   ----

             a. Borland will pay CGS at the rate of **** per hour for each hour of service provided by a CGS employee.



**** Confidential treatment is being requested for these portions of this agreement.

             b. During the first five (5) weeks following the start of CGS's employees assignment at Borland, CGS will discount by **** its fees for those employees which require technical training by Borland.

3. Non-Hiring of CGS Employees.
   ---------------------------

             a. Borland agrees that it cannot hire a CGS employee, unless and until that employee has completed at least twelve (12) consecutive months of help desk services and Borland has given CGS thirty (30) days' advance notice of its intention to solicit for employment that CGS employee. Thereafter, Borland may hire such CGS employee provided that Borland pays to CGS a fee of 15% of the employee's annual compensation to be paid by Borland if the employee is hired by Borland after the completion of twelve (12) months but before the completion of eighteen (18) months of help desk services, or 10% of the employee's annual compensation to be paid by Borland if the employee is hired by Borland after the completion of eighteen (18) months of help desk services. These fees are to be paid by Borland within thirty (30) days after the employee is hired by Borland.

             b. Notwithstanding paragraph 3.a. above, but provided that Borland has timely remitted payment of the applicable percentage fee described in paragraph 3.a., if Borland offers CGS the opportunity to replace the hired employee with a new CGS



**** Confidential treatment is being requested for these portions of this agreement.

employee within sixty (60) days after Borland's hiring and CGS replaces the hired employee, then Borland shall pay to CGS a flat fee of $2,500.00. If Borland has already paid the percentage fee described in paragraph 3.a. above, Borland shall receive a credit against that employee's future billable time, less the $2,500.00 flat fee.

             c. Notwithstanding paragraphs 3.a. and 3.b. above, Borland cannot, at any time, hire more than 50% of the number of CGS employees who have been assigned to Borland for help desk services.

             d. Upon thirty (30) days' notice, Borland or CGS may terminate the services of any CGS employee at any time during this Agreement.

             e. Notwithstanding paragraph 3.d. above, CGS agrees that it will not reassign its employees to other projects without Borland's written consent, and Borland agrees that it will not unreasonably withhold such consent.

        This Attachment shall be effective on November 9, 1995.


                                BORLAND INTERNATIONAL, INC.


               Reviewed         Signed:  /s/ Eric Ornas
                  By                    -----------------------------
                Legal           Name:  ERIC ORNAS
                Dept.                 -------------------------------
                /s/             Title:  Director, Technical Support
                                       ------------------------------



                                COMPUTER GENERATED SOLUTIONS, INC>


                                Signed:  /s/ Victor Friedman
                                        -----------------------------
                                Name:  VICTOR FRIEDMAN
                                      -------------------------------
                                Title:  Executive Vice-President
                                       ------------------------------